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                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

CONTACT:   Brenda Uhlenhopp
           813-754-4330
           buhlenhopp@utekcorp.com

                   UTEK CORPORATION REPORTS FINANCIAL RESULTS
                        FOR QUARTER ENDED MARCH 31, 2003

PLANT CITY, FL--June 6, 2003--UTEK Corporation (AMEX: UTK) today announced its first quarter 2003 financial results.

QUARTER ENDED MARCH 31, 2003 FINANCIAL RESULTS


For the quarter ended March 31, 2003, income from operations (revenue) increased 87% to $504,271 from $269,954 for the same period of the prior year; net income from operations was $(603,474), as compared to $(271,050) for the quarter ended March 31, 2002. Approximately 61% and 72% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended March 31, 2003 and 2002, respectively.

The net decrease in net assets from operations (including net loss from operations, realized and unrealized gains and losses on investments) was ($3,791,440) or $(.97) per diluted common share outstanding for the quarter ended March 31, 2003, versus $(512,852) or $(.13) per diluted common share outstanding for the quarter ended March 31, 2002. Diluted weighted average shares outstanding were 3,925,672 and 3,915,672 for the quarters ended March 31, 2003 and 2002, respectively.

Net asset value per common share decreased to $0.90 at March 31, 2003 from $1.87 at December 31, 2002, a decrease of 52%.

Clifford M. Gross, Ph.D., UTEK's Chairman and CEO stated, "During the first quarter, income from operations resulted primarily from strategic alliances entered into by the Company combined with the completion of a technology transfer. Our net assets decreased as a result of a significant reduction of approximately $3.5 million in the value of one of our investments, Stealth MediaLabs, Inc. Currently, we have in place strategic alliances with a number of organizations that have engaged UTEK to provide technology transfer services. These consulting alliances provide recurring monthly revenues mostly in the form of stock, and forms the foundation for potential future technology transfers."


UTEK creates value for universities and laboratory research centers by finding, acquiring and transferring intellectual capital to commercial partners. Technology firms benefit from having the opportunity to commercialize new technologies developed outside their organizations by universities, medical centers and federal research laboratories.

The following tables contain comparative selected financial data as of March 31, 2003 and December 31, 2002 and for the three-month periods ended March 31, 2003 and 2002, respectively:


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FINANCIAL POSITION INFORMATION

                                                                      March 31,
                                                                        2003       December 31,       Percentage
                                                                    (Unaudited)        2002            Decrease
                                                                    -----------    ------------       ----------
Total investments                                                    $2,713,856        $6,208,090          56 %
Total assets                                                         $4,075,303        $7,863,140          48
Total net assets                                                     $3,536,043        $7,346,057          52
Common shares outstanding                                             3,925,672         3,925,672          0
Net asset value per share                                                $ 0.90            $ 1.87          52

OPERATING INFORMATION


                                                                                Three Months Ended March 31,
                                                                                  2003                  2002
                                                                               (Unaudited)          (Unaudited)
                                                                               -----------          -----------
INCOME FROM OPERATIONS
Sale of technology rights                                                          $262,857                $    -
Consulting fees                                                                     239,823               263,936
Investment income, net                                                                1,591                 6,018
                                                                                ------------            ----------
                                                                                    504,271               269,954

EXPENSES
Salaries and wages                                                                  177,312               210,964
Professional fees                                                                   260,861               157,242
Sales and marketing                                                                  91,464                95,680
General and administrative                                                          285,711               228,020
                                                                                ------------            ----------
                                                                                    815,348               691,906
                                                                                ------------            ----------
Income (loss) before income taxes                                                  (311,077)             (421,952)
Provision for income tax expense (benefit)                                          292,397              (150,902)
                                                                                ------------            ----------

Net income (loss) from operations                                                  (603,474)             (271,050)

Net realized and unrealized gains (losses):
Net realized loss on investment, net of income tax benefit of
$101,669 and $16,881 for 2003 and 2002, respectively                               (168,511)              (27,979)
Change in unrealized appreciation (depreciation) of non-controlled affiliate investments, net of deferred tax benefit of
$456,933 and $134,431 for 2003 and 2002, respectively                            (3,019,455)             (213,823)
                                                                                ------------            ----------
Net increase (decrease) in net assets from operations                           $(3,791,440)            $(512,852)
                                                                                ============            ==========

About UTEK Corporation

UTEK(R) is an innovative technology transfer company dedicated to building bridges between university-developed technologies and commercial organizations. UTEK, along with its TechEx on-line and PAX European divisions, identifies and transfers new technologies from universities and research centers to the marketplace. UTEK is a business development company providing research-outsourcing services to commercial enterprises and technology-transfer services to research institutions.

UTEK's operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, the degree to which we encounter competition in our markets, the volatility of the stock market and the volatility of the valuations of the companies we have invested in as it relates to our realized and unrealized gains and losses, as well as other general economic conditions. As a result of these factors, current results may not be indicative of UTEK's future performance. For more information, please refer to UTEK's filings with the Securities and Exchange Commission.


Certain matters discussed in this press release are "forward-looking statements". These forward-looking statements can generally be identified as such because the context of the statement will include words such as UTEK "expects," "anticipates" or words of similar import. Similarly, statements that describe UTEK's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are


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subject to certain risks and uncertainties, including the financial performance of UTEK and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, UTEK can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and UTEK undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


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